SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM 8-K
                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                        May 22, 2002 (May 16, 2002)
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              Date of Report (Date of earliest event reported)


                  INTERNATIONAL FLAVORS & FRAGRANCES INC.
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           (Exact name of registrant as specified in its charter)


                                  New York
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               (State or other jurisdiction of incorporation)


            1-4858                                    13-1432060
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     (Commission File Number)              (IRS Employer Identification No.)


      521 West 57th Street, New York, New York                       10019
      ----------------------------------------                       -----
      (Address of principal executive offices)                      (Zip Code)


                               (212) 765-5500
                               ---------------
            (Registrant's telephone number, including area code)





ITEM 5.  OTHER EVENTS.

                  Richard A. Goldstein, Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. ("IFF") has entered into a program for the exercise of an employee stock option granted in November 2000. If not exercised prior to September 21, 2002, this option, which covers 700,000 shares of common stock, par value $0.121/2 per share, of IFF ("IFF Common Stock"), will expire. Mr. Goldstein is not permitted to borrow funds from IFF in order to exercise his option, as New York law prohibits loans to directors without shareholder approval. As a result, in connection with the option exercise, Mr. Goldstein intends to sell that portion of the shares obtained upon exercise limited to the amount necessary to cover the exercise price of the option, the income taxes payable on exercise, and any applicable sales charges. These sales will be made pursuant to a sales plan (the "Sales Plan") under Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The effect of the option exercise, even after giving effect to sales of shares under the Sales Plan, will be to substantially increase Mr. Goldstein's direct ownership of shares of IFF Common Stock.

                  On November 14, 2000, Mr. Goldstein, as well as certain other IFF executives and employees, was granted an option to purchase shares of IFF Common Stock at an exercise price of $17.9375, the closing price of IFF Common Stock on that date (the "November 2000 Options"), under the IFF 2000 Stock Award and Incentive Plan, which had been approved by shareholders at the IFF 2000 Annual Meeting of Shareholders. Mr. Goldstein's November 2000 Option covers 700,000 shares of IFF Common Stock.

                  The November 2000 Options granted to Mr. Goldstein and the other optionees vested in installments, each of which is achieved when IFF Common Stock closes for at least seven out of twenty consecutive trading dates at specific prices established at the time the November 2000 Options were granted. In addition, and whether or not all installments of an optionee's November 2000 Option are vested, if the average closing price of IFF Common Stock over a period of twenty consecutive trading days is at least equal to a specified level, that optionee's November 2000 Option is required to be exercised in full within six months and one day after the date on which the specified price level was reached. Any November 2000 Option not exercised within that six-month and one-day period would expire and lapse. As of March 20, 2002, the average closing price of IFF Common Stock over the previous twenty consecutive trading days met or exceeded Mr. Goldstein's applicable trigger price, thereby commencing the six-month and one-day period. Mr. Goldstein's six-month and one-day period will end, and his November 2000 Option will expire, on September 21, 2002.

                  In connection with the exercise of his November 2000 Option, on May 16, 2002, Mr. Goldstein entered into a Sales Plan under Rule 10b5-1(c) under the Exchange Act. Pursuant to the Sales Plan, Morgan Stanley & Co. Incorporated will sell, on Mr. Goldstein's behalf, only that number of shares required to cover (i) the purchase price for the shares issued upon exercise of the November 2000 Option, (ii) the taxes incurred as a result of the exercise of the November 2000 Option and (iii) any applicable sales charges. Although the exact number of shares to be sold on behalf of Mr. Goldstein will be determined by the prices at which shares are sold and could be greater or fewer than any of the numbers of shares set forth below, the following chart provides examples of such number assuming several different average per share sale prices (and a total tax rate of 46.9% and a sales charge of $.05 per share for each share sold). On May 21, 2002, IFF Common Stock closed at $34.05 per share.



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     Average Per Share         Number of               Number of
       Sale Price ($)         Shares Sold           Shares Retained
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           32.00                537,495                 162,505
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           34.00                525,171                 174,829
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           36.00                514,219                 185,781
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           38.00                504,421                 195,579
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           40.00                495,604                 204,396
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                                 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERNATIONAL FLAVORS & FRAGRANCES INC.


                                    By:   /s/ Stephen A. Block
                                          -----------------------------
                                    Name:  Stephen A. Block
                                    Title: Senior Vice President,
                                           General Counsel and Secretary



Dated:  May 22, 2002